Table
of Contents
Coronado Global Resources Inc.
Form 10-Q March 31, 2026
1
EXHIBIT 15.1
ACKNOWLEDGMENT OF ERNST & YOUNG,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To
the Stockholders and Board of Directors of Coronado Global
Resources Inc.
We
are
aware
of
the
incorporation
by
reference
in
the
following
Registration
Statements
(including
all
amendments thereto):
1.
Registration Statement (Form S-3 No. 333-239730) of
Coronado Global Resources Inc.;
2.
Registration Statement
(Form S-8
No. 333-236597)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan and the Coronado Global Resources Inc. 2018 Non-Executive Director Plan;
3.
Registration Statement
(Form S-8
No. 333-249566)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan;
4.
Registration Statement
(Form S-8
No. 333-275748)
pertaining to
the Coronado
Global Resources
Inc.
Employee Stock Purchase Plan;
5.
Registration Statement
(Form S-8
No. 333-281775)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan; and
6.
Registration Statement
(Form S-8
No. 333-294743)
pertaining to
the Coronado
Global Resources
Inc.
2018 Equity Incentive Plan.
of
our
review
report
dated
May
11,
2026, relating
to
the
unaudited
condensed
consolidated
interim
financial
statements of
Coronado Global
Resources Inc.
that are
included in
its Form 10-Q
for the quarter
ended March
31, 2026.
/s/ Ernst & Young
Brisbane, Australia
May 11, 2026